                                                                    EXHIBIT 10.8



                           CALIPER TECHNOLOGIES CORP.

                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT



                                   MAY 7, 1998

                                TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
1.          REGISTRATION RIGHTS......................................................................1

            1.1         Definitions..................................................................1

            1.2         Request for Registration.....................................................3

            1.3         Company Registration.........................................................5

            1.4         Obligations of the Company...................................................5

            1.5         Expenses of Demand Registration..............................................6

            1.6         Expenses of Company Registration.............................................7

            1.7         Underwriting Requirements....................................................7

            1.8         Delay of Registration........................................................8

            1.9         Indemnification..............................................................8

            1.10        Reports Under Securities Exchange Act of 1934...............................10

            1.11        Form S-3 Registration.......................................................11

            1.12        Assignment of Registration Rights...........................................12

            1.13        Limitations on Subsequent Registration Rights...............................12

            1.14        "Market Stand-Off" Agreement................................................12

            1.15        Termination of Registration Rights..........................................13

2.          COVENANTS OF THE COMPANY................................................................13

            2.1         Financial Statements........................................................13

            2.2         Inspection..................................................................14

            2.3         Termination of Information and Inspection Covenants.........................14

            2.4         Right of First Offer........................................................14

3.          MISCELLANEOUS...........................................................................16

            3.1         Successors and Assigns......................................................16

            3.2         Governing Law...............................................................16

            3.3         Counterparts................................................................16

            3.4         Titles and Subtitles........................................................16

            3.5         Notices.....................................................................16

            3.6         Amendments and Waivers......................................................17

            3.7         Severability................................................................17

            3.8         Aggregation of Stock........................................................17

            3.9         Entire Agreement............................................................17



                                       i.

                                                                    EXHIBIT 10.7

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of the 7th of May, 1998, by and between CALIPER TECHNOLOGIES CORP., a Delaware corporation (the "Company"), and the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock of the Company listed on Schedule A hereto (the "Stockholders").

                                    RECITALS

        WHEREAS, the Company and certain of the Stockholders (the "Investors") have entered into that certain Series E Preferred Stock Purchase Agreement, dated as of even date herewith (the "Series E Agreement"), or will enter into the Series E Agreement pursuant to Section 1.3 thereof, pursuant to which such Investors shall purchase up to two million five hundred thousand (2,500,000) shares of Series E Preferred Stock; and

        WHEREAS, the Stockholders (other than the Investors who are not currently stockholders of the Company) possess certain registration rights, rights of first offer and other rights pursuant to that certain Amended and Restated Investors' Rights Agreement dated May 7, 1997 (the "Prior Agreement") among the Company and such Stockholders;

        WHEREAS, the Stockholders and the Company desire to amend and restate the Prior Agreement in its entirety and to accept the rights and obligations created pursuant to this Agreement in lieu of the rights and obligations granted to each of them under the Prior Agreement; and

        WHEREAS, in order to induce the Company and the Investors to consummate the transactions contemplated by the Series E Agreement, the Stockholders and the Company hereby agree that this Agreement shall govern the rights of the Stockholders to cause the Company to register shares of Common Stock issuable to the Investors and the Stockholders and certain other matters as set forth herein, and the Stockholders and the Company hereby agree that the Prior Agreement is hereby amended and restated in its entirety by this Agreement.

        NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

                1.1     DEFINITIONS. For purposes of this Section 1:

                        (a) The term "Act" means the Securities Act of 1933, as amended.

                        (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                        (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof.

                        (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                        (e) The term "Participating Holder" shall mean with respect to a public offering of securities of the Company, a Holder participating in such public offering.

                        (f) The term "Preferred Stockholder" shall mean, collectively, the Series A Stockholders, Series B Stockholders, Series C Preferred Stock, Series D Stockholders and Series E Stockholders.

                        (g) The term "Preferred BCDE Stockholder" shall mean, collectively, the Series B Stockholders, the Series C Stockholders, the Series D Stockholders and the Series E Stockholders, excluding in all cases, however, with respect to the right of first offer in Section 2.4 hereof, any Series B Stockholder, Series C Stockholder, Series D Stockholder or Series E Stockholder (other than the Investors who purchased Series E Stock subsequent to the date of this Agreement pursuant to Section 1.3 of the Series E Agreement) that acquired all of its shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock in a transaction or series of transactions in which the right of first offer was not assigned or transferred in accordance with Section 2.4(e) hereof.

                        (h) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                        (i) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock of the Company, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any securities which were formerly Registrable Securities and which sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                        (j) The number of shares of "Registrable Securities then outstanding" shall mean the sum of the number of shares of Common Stock outstanding which are Registrable Securities and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities.

                        (k) The term "SEC" shall mean the Securities and Exchange Commission.



                                       2.

                        (l) The term "Series A Stockholder" shall mean the holders of the Company's Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock.

                        (m) The term "Series B Stockholder" shall mean the holders of the Company's Series B Preferred Stock or Common Stock issued upon conversion of the Series B Preferred Stock.

                        (n) The term "Series C Stockholder" shall mean the holders of the Company's Series C Preferred Stock or Common Stock issued upon conversion of the Series C Preferred Stock.

                        (o) The term "Series D Stockholder" shall mean the holders of the Company's Series D Preferred Stock or Common Stock issued upon conversion of the Series D Preferred Stock.

                        (p) The term "Series E Stockholder" shall mean the holders of the Company's Series E Preferred Stock or Common Stock issued upon conversion of the Series E Preferred Stock.

                1.2     REQUEST FOR REGISTRATION.

                        (a) If the Company shall receive at any time after the earlier of (i) April 26, 1999 or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company (other than registration statement on Form S-3 or a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction), a written request from the holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of Registrable Securities where the anticipated aggregate offering price to the public, net of underwriting discounts and commissions, of which would be in excess of $10,000,000, then the Company shall:

                                (i)     within ten (10) days of the receipt
thereof, give written notice of such request to all Holders; and

                                (ii)    file as soon as practicable, and in any
event within sixty (60) days of the receipt of such request, a registration statement under the Act covering all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b).

                        (b) If the Holders initiating the registration requested hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the



                                       3.

Initiating Holders. If the underwriter selected by the Company is not reasonably acceptable to a majority in interest of the Initiating Holders, the Company shall select a different underwriter, which shall be reasonably acceptable to a majority in interest of the Initiating Holders. If such underwriter is not reasonably acceptable to the majority in interest of the Initiating Holders, a majority in interest of the Initiating Holders shall select the underwriter. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that in no event shall any securities of the Company held by Series A Stockholders be included in such registration and underwriting to the extent other Holders desire to include Registrable Securities therein.

                        (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this
Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                        (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                                (i)     After the Company has effected two
registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                                (ii)    During the period starting with the date
sixty (60) days prior to the Company's good faith estimate of the date of filing of and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                                (iii)   If the Initiating Holders propose to
dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.11 below.



                                       4.

                1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.7, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                1.4     OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415 or any successor rule under the Act permits an offering on a continuous or delayed basis and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                        (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such



                                       5.

other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such state and other securities laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                        (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                        (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                        (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                        (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                1.5 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification



                                       6.

fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

                1.6 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12) including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

                1.7 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' Registrable Securities in such underwriting unless the Participating Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. Notwithstanding any other provision of this Section 1.7, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company (other than Registrable Securities) held by the holders of Common Stock shall be excluded from such registration to the extent so required by such limitation; and if a limitation on the number of shares is still required, the Holders of Series A Preferred Stock shall be excluded from such registration to the extent so required by such limitation; and if a limitation on the number of shares is still required, the number of Registrable Securities that may be included in the registration and underwriting shall be allocated among all remaining Holders on a pro rata basis; provided, however, that if such registration is other than the first registered offering of the sale of the Company's securities to the public, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting to not less than thirty percent (30%) of the securities included therein (based on aggregate market values). The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated among all Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they own at the time of filing the registration statement. If any Participating Holder of Registrable Securities disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the



                                       7.

underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. For purposes of the foregoing, for any Holder which is a partnership or corporation, the partners, retired partners, stockholders and affiliates of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro-rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                1.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                1.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9 (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                        (b)     To the extent permitted by law, each
Participating Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Participating Holder and any controlling person of any such underwriter or other Participating Holder against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the



                                       8.

Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Participating Holder expressly for use in connection with such registration; and each such Participating Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Participating Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any Participating Holder's cumulative aggregate liability under this Section 1.9(b) or under Section 1.9(d), or under such sections together exceed the gross proceeds from the offering received by such Participating Holder.

                        (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel with the fees and expenses to be paid by the indemnifying party if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                        (d)     If the indemnification provided for in this
Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any Participating Holders cumulative aggregate liability under Section 1.9(b) or this Section 1.9(d) or under such sections together exceed the gross proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to



                                       9.

state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                        (f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                1.10 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety
(90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                        (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                        (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                        (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.



                                      10.

                1.11 FORM S-3 REGISTRATION. In the event the Company shall receive a written request from the Holders of no less than twenty-five percent (25%) of the then outstanding Registrable Securities that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, the Company will:

                        (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                        (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holders under this Section 1.11; provided, however, that the Company shall not utilize this right more than once in any twelve month period;
(4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.11; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                        (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with the registrations requested pursuant to Section 1.11, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.



                                      11.

                1.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder (i) to an affiliate of such Holder or (ii) a transferee or assignee of such securities who, after such assignment or transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided in each case that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

                1.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

                1.14 "MARKET STAND-OFF" AGREEMENT. Each Preferred Stockholder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:



                                      12.

                        (a) such agreement shall be applicable only to the first two such registration statements of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                        (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

                        (c) such market stand-off time period shall not exceed 180 days. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each holder of Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        Notwithstanding the foregoing, the obligations described in this Section
1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

                1.15 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted hereunder shall terminate as to any Holder upon the earlier of
(i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, (ii) the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, and (iii) on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

        2.      COVENANTS OF THE COMPANY.

                2.1     FINANCIAL STATEMENTS.

                        (a) DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Preferred BCDE Stockholder, as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                        (b) The Company shall deliver to each Preferred BCDE Stockholder for so long as such Preferred BCDE Stockholder (together with its respective affiliates) holds at least an aggregate of 250,000 shares of Registrable Securities (a "Major Investor"):



                                      13.

                                (i)     as soon as practicable, but in any event
within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter and a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of common shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for common shares and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Major Investor to calculate its percentage equity ownership in the Company; and

                                (ii)    as soon as practicable, but in any event
thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                                (iii)   with respect to the financial statements
called for in subsections (b)(i) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

                2.2 INSPECTION. The Company shall permit each Major Investor (other than Hewlett-Packard Company, which the Company may in its sole discretion permit), at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                2.3 TERMINATION OF INFORMATION AND INSPECTION COVENANTS. The covenants set forth in Sections 2.1 and 2.2 shall terminate as to Preferred BCDE Stockholders and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

                2.4 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this paragraph 2.4, the Company hereby grants to each Preferred BCDE Stockholder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Preferred BCDE Stockholder shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.



                                      14.

        Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Preferred BCDE Stockholder in accordance with the following provisions:

                        (a) The Company shall deliver a notice by certified mail ("Notice") to the Preferred BCDE Stockholders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                        (b) Within 20 calendar days after receipt of the Notice, each Preferred BCDE Stockholder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock then held, by such Preferred BCDE Stockholder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock then held, by all Preferred BCDE Stockholders. The Company shall promptly, in writing, inform each Preferred BCDE Stockholder which purchases all the shares available to it ("Fully-Exercising Purchaser") of any other Preferred BCDE Stockholder's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Purchaser shall be entitled to obtain that portion of the Shares not subscribed for by the Preferred BCDE Stockholders which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then held, by such Fully-Exercising Purchaser bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then held, by all Fully-Exercising Purchasers who wish to purchase some of the unsubscribed shares.

                        (c) If all Shares referred to in the Notice are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 30-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Preferred BCDE Stockholders in accordance herewith.

                        (d) The right of first offer in this paragraph 2.4 shall not be applicable to: (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, officers, directors and consultants for the primary purpose of soliciting or retaining their services; (ii) a bona fide, firm commitment underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1; (iii) any issuance of securities following the consummation of an offering described in (ii) above; (iv) the issuance of



                                      15.

securities pursuant to the conversion or exercise of convertible or exercisable securities; (v) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve month period do not exceed one percent (1%) of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities). Notwithstanding anything to the contrary set forth in this Section 2.4, with respect solely to Hoffmann-La Roche Inc. ("Roche"), The Dow Chemical Company and Hewlett-Packard Company, the right of first offer in this Paragraph 2.4 shall not be applicable to the issuance of Shares to any person or entity with which the Company has or is concurrently entering into a strategic relationship.

                        (e)     The right of first offer set forth in this
Section 2.4 may not be assigned or transferred, except that: (i) such right is assignable by each Preferred BCDE Stockholder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Preferred BCDE Stockholder and (ii) such right is assignable between and among any of the Preferred BCDE Stockholders.

        3.      MISCELLANEOUS.

                3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office by registered or certified mail, postage prepaid and addressed to the party to be notified at the



                                      16.

address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                3.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, however, that without the consent of Roche, no term of this Agreement may be amended, nor may the observance of any term of this Agreement be waived, if such amendment or waiver shall materially and adversely affect the benefits intended to be conferred upon Roche under this Agreement; provided further, however, that amendments to this Agreement for the purpose of adding additional parties to this Agreement, whether pursuant to additional purchases of shares of an existing series of Preferred Stock or pursuant to issuances of one or more additional series of Preferred Stock, shall not be deemed to materially or adversely affect the benefits intended to be conferred upon Roche under this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

        It is the intent of the Stockholders that each Investor purchasing Series E Preferred in a subsequent closing pursuant to Section 1.3 of the Series E Agreement shall become a Stockholder by executing this Agreement, and that such execution shall not constitute an amendment to this Agreement requiring the consent of the other parties hereto. Should any such additional Investors execute this Agreement, the Company shall prepare and distribute to the Stockholders a revised Schedule A to this Agreement reflecting the addition of such Investor as a Stockholder.

                3.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                3.8 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                3.9 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. The Prior Agreement is hereby amended and restated in its entirety by this Agreement, and the Company and the Stockholders agree that this Agreement shall superseded and replace the rights and obligations of the Preferred Stockholders that the Company granted to them under the Prior Agreement, including the obligations of transferees of Preferred Stock as noted on Schedule A attached hereto.



                                      17.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CALIPER TECHNOLOGIES CORP.

                                        By: /s/ CALVIN Y.H. CHOW
                                           -------------------------------------
                                           Calvin Y.H. Chow
                                           Chief Operating Officer

                                           1275 California Avenue
                                           Palo Alto, CA 94304



                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   SCHEDULE A

                             PREFERRED STOCKHOLDERS

                                                             SERIES A       SERIES B        SERIES C       SERIES D      SERIES E
                                                             ---------      ---------       ---------      ---------     ---------
Venrock Associates II, L.P.                                         --      1,021,039         103,585        114,000            --

Venrock Associates                                                  --      1,665,908          69,057         86,000            --

CW Ventures II, L.P.                                                --      2,207,136         141,814             --            --

CIP Capital L.P.                                               431,154        383,380          24,633             --            --

Falcon Technology Partners, L.P.                                    --        576,022          37,011             --            --

Aspen Venture Partners, L.P.                                   431,154         63,896           4,105             --            --

Arch Venture Fund II, L.P.                                          --        898,083          57,704             --            --

Lombard Odier & Cie                                                 --        638,967       1,000,000        750,000       350,000

Michael R. Knapp                                                    --         31,948           8,333             --            --

Hoffmann-La Roche Inc.                                              --             --       1,333,333             --            --

Comdisco, Inc.                                                      --             --          33,333         62,500            --

QED Technologies L.P.                                               --         34,078              --             --            --

The Perkin-Elmer Corporation                                   431,154             --              --             --            --

Caduceus Capital, L.P.                                              --             --         108,335             --            --

Caduceus Capital, Ltd.                                              --             --              --        125,000            --

State Farm Mutual Automobile                                        --             --         333,333        250,000            --

GC&H Investments                                                    --             --          16,666         12,500            --

Novartis Pharmaceuticals Corporation                                --        161,391          27,172             --            --

The Dow Chemical Company                                            --             --              --      1,625,000            --

PHARM/wHEALTH                                                       --             --              --        375,000            --

AEOW 96, LLC                                                        --             --              --        100,000         5,500

The Regis P. & Dianne T. McKenna Trust                              --             --              --         50,000            --



                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                                             SERIES A       SERIES B        SERIES C       SERIES D      SERIES E
                                                             ---------      ---------       ---------      ---------     ---------
Lawrence Alan Bock & Diane Birnie Bock TTEES FBO                    --             --              --          2,500            --
    Bock 1996 Charitable Trust dated 12/16/96

John Stuelpnagel                                                    --             --              --          5,000            --

Tredegar Investments, Inc.                                          --             --              --        250,000            --

John D. Gottwald                                                    --             --              --        125,000            --

BB BioVentures, L.P.                                                --             --              --      1,250,000            --

Alan P. Marsden                                                     --             --              --         12,500        12,500

Hewlett-Packard Company                                             --             --              --             --       833,334

Ray S. Abuzayyad                                                    --             --              --             --        25,000

R. Randolph Scott                                                   --             --              --             --         3,500

        TOTAL                                                1,293,462      7,681,848       3,298,414      5,195,000     1,229,834



                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

In May 1997, Avalon Medical Partners, L.P., a Preferred Stockholder and Common Stockholder, and Avalon BioVentures II, L.P., a Preferred Stockholder, both parties to the Amended and Restated Investors' Rights Agreement dated January 14, 1997 (the "Prior Agreement"), distributed Preferred Stock and Common Stock of the Company to certain transferees listed below (the "Transferees") thereby imposing obligations on the Transferees but not granting any rights under the Prior Agreement to the Transferees. The Transferees are not parties to this Agreement but remain obligated under this Agreement.

                                                         SERIES A     SERIES B       SERIES C     SERIES D
                                                         --------     --------       --------     --------
Institutional Venture Partners VI                            --        315,350            --          --

Institutional Venture Management VI                          --          6,436            --          --

Kevin J. Kinsella, as Trustee of the Kevin                   --         76,502         4,303          --
     Kinsella Trust, November 1994

John T. Hendrick                                             --         76,503         4,303          --

Marsha Bakko                                                 --         15,784           886          --

Marianne Anderson                                            --          9,664           543          --

Lawrence A. Bock                                             --        299,891        16,866          --

Frances Ferreira                                             --          4,832           271          --

Novartis Pharmaceuticals Corporation                         --        161,391        27,172          --

            TOTAL                                            --        966,353        54,344          --



                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

In October 1997, the Bock Family Partnership, a Preferred Stockholder, a party to the Amended and Restated Investors' Rights Agreement dated May 7, 1997 (the "Prior Agreement"), distributed Preferred Stock and Common Stock of the Company to certain transferees listed below (the "Transferees") thereby imposing obligations on the Transferees but not granting any rights under the Prior Agreement to the Transferees. The Transferees are not parties to this Agreement but remain obligated under this Agreement.

                                                            SERIES A      SERIES B      SERIES C    SERIES D
                                                            --------      --------      --------    --------
Lawrence A. Bock                                               --          10,213        4,079         --

John A. Stuelpnagel                                            --           1,283        2,334         --

William H. Birnie and Barbara P. Birnie, TTEES                 --           1,283        1,334         --
    FBO The Birnie Trust U/A dated 08/01/89

            TOTAL                                              --          12,779        7,747         --



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